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                  [LETTERHEAD OF HALE AND DORR APPEARS HERE]

                                                                 Exhibit 5.1



                             ______________, 1996

Microsurge, Inc.
150 A Street
Needham, MA 02194

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,450,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Microsurge, Inc., a Delaware corporation (the "Company"), including the Shares which may be sold upon the exercise of an overallotment option. The Shares are to be sold by the Company pursuant to an Underwriting Agreement to be entered into by and among the Company, Salomon Brothers Inc, Raymond James & Associates, Inc., and Vector Securities International, Inc., as representatives of the several underwriters named in such Underwriting Agreement (the "Underwriting Agreement").

     We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws of the Company, as amended, and a copy of the Second Restated Certificate of Incorporation of the Company, as amended.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


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Microsurge, Inc.
___________, 1996
Page 2



     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized, and (ii) when the Shares to be sold by the Company are issued and sold pursuant to the Underwriting Agreement, such Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."


                                       Very truly yours,


                                       HALE AND DORR